UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
June 19, 2026
Date of Report (Date of earliest event reported)
 Planet Fitness, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37534	38-3942097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4 Liberty Lane West
Hampton, NH 03842
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (603) 750-0001
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 Par Value	PLNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 25, 2026, Planet Fitness, Inc. (the “Company”) announced the appointment of Sudhanshu Priyadarshi, age 49, as Chief Financial Officer and President, International (“CFO & President, International”) of the Company. Mr. Priyadarshi’s employment will begin on June 25, 2026 (the “Hire Date”), with his appointment as the Company’s principal financial officer and assumption of that role effective on this same date, at which time Tom Fitzgerald’s employment as Interim Chief Financial Officer will terminate and he will no longer serve as the Company’s principal financial officer. Mr. Fitzgerald will serve in an advisory capacity with the Company through mid-September to assist with the transition of his duties.

Mr. Priyadarshi is a global leader with more than 25 years of experience driving sustained enterprise value creation across consumer-facing businesses. He most recently served as an advisor to Keurig Dr Pepper (“KDP”) from November 2025 until April 2026 after having served as KDP’s Chief Financial Officer and President, International from November 2023 to November 2025. As Chief Financial Officer and President, International, Mr. Priyadarshi led the finance and information technology organizations and had overall responsibility for KDP’s international business segment. He previously served as KDP’s Chief Financial Officer from November 2022 until November 2023. Prior to Keurig Dr Pepper, Mr. Priyadarshi was the Chief Financial Officer of Vista Outdoor, a leading global designer, manufacturer and marketer of consumer products in the outdoor sports and recreation markets, from April 2020 to October 2022. Before joining Vista Outdoor, he was Chief Financial Officer of Flexport, a digital freight forwarder, from 2018 to 2019, where he led all financial operations, global real estate and insurance P&L for the company. Mr. Priyadarshi joined Flexport from Walmart, where he served in roles of increasing scope and responsibility, including as Vice President of Finance for Walmart U.S. eCommerce from 2017 to 2018, and as Vice President, Finance & Strategy for Walmart U.S. from 2016 to 2017. Prior to Walmart, he held key roles in finance, strategy and operations at various companies, including Cipla, a global generic pharmaceutical company, as well as PepsiCo. Mr. Priyadarshi serves on the Board of Directors of Wabash, a manufacturer of advanced engineered solutions and services for the transportation, logistics and distribution industries. Mr. Priyadarshi is a graduate of Physics from Tilka Manjhi Bhagalpur University in India and has an MBA in Finance from the University of Technology Sydney.

In connection with his appointment, Mr. Priyadarshi and Pla-Fit Franchise, LLC entered into an offer letter on June 19, 2026, which sets forth the terms of his employment with the Company (the “Agreement”). Pursuant to the Agreement, Mr. Priyadarshi will receive an annual base salary of $900,000 and will be eligible to receive an annual cash bonus, with a target of 115% of his base salary and with the actual amount of such bonus based upon the Company’s achievement of performance objectives. In addition, the Company will grant Mr. Priyadarshi an equity award in connection with his appointment as CFO & President, International (the “New Hire Award”), consisting of restricted stock units (“RSUs”) pursuant to the Company’s 2025 Omnibus Incentive Plan, with a target grant date fair value of $3,000,000 and the number of RSUs determined based on the closing price of the Company’s Class A common stock on the trading day immediately prior to the Hire Date. The RSUs subject to the New Hire Award will vest in equal installments on each of the first three anniversaries of the grant date. Mr. Priyadarshi will also receive an annual equity award pursuant to the Company’s 2026 long-term incentive program (the “2026 LTI Award”), with a target grant date fair value of $4,000,000 and which award is comprised of 50% RSUs and 50% performance share units (“PSUs”), with the number of RSUs and PSUs (at target) determined in the same manner as the New Hire Award. The RSUs subject to the 2026 LTI Award will vest in equal installments on each of the first three anniversaries of the grant date and the PSUs subject to the 2026 LTI Award will vest in full on the third anniversary of the grant date, subject to achievement of the performance criteria applicable to such PSUs.

Under the Agreement, Mr. Priyadarshi will receive reimbursement of his expenses related to his relocation to the Boston, Massachusetts area, subject to his relocating by December 31, 2028. He will also receive reimbursement of his travel expenses between California and Boston, Massachusetts through September 2028 and temporary housing assistance in the amount of $7,500 per month for up to six months following the Hire Date.

The Agreement provides that Mr. Priyadarshi will be eligible to participate in the Company’s Executive Severance & Change in Control Policy, subject to the terms and conditions thereof.

Mr. Priyadarshi has also agreed to certain non-competition and non-solicitation restrictions during his employment and for a 12-month period after termination of employment.

There is no arrangement or understanding between Mr. Priyadarshi and any other person pursuant to which he was appointed CFO & President, International of the Company. There are no transactions involving Mr. Priyadarshi requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
A copy of the press release containing the announcement of Mr. Singh’s appointment is attached hereto as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated June 19, 2026, by and among Sudhanshu Priyadarshi and Pla-Fit Franchise, LLC
99.1	Press Release dated June 25, 2026, announcing appointment of Sudhanshu Priyadarshi to serve as Chief Finanical Officer and President, International of the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET FITNESS, INC.

By:	/s/ Sarah Powell
Name: Title:	Sarah Powell General Counsel & Secretary
Dated: June 25, 2026